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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   September 7, 1999
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                            Blue Rhino Corporation
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            (Exact name of registrant as specified in its charter)


     Delaware                   0-24287                  56-1870472
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(State of or other            (Commission              (IRS Employer
jurisdiction of               File Number)             Identification
incorporation)                                         Number)



   104 Cambridge Plaza Drive, Winston-Salem, North Carolina             27104
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          (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code  (336) 659-6900
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                                Not Applicable
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         (Former name or former address, if changed since last report)
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     Item 5.   Other Events.
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COMMON STOCK AND WARRANT PRIVATE PLACEMENT

     On September 7, 1999, the Company completed a $7.2 million private placement of 981,119 units with each consisting of one share of the Company's common stock, par value $0.001 (the "Common Stock") and one warrant to purchase
0.35 shares of Common Stock. The offering was made to "accredited investors" only, as defined in Rule 501(a) of Regulation D. The investors include the following officers and directors of the Company: Billy D. Prim, Craig J. Duchossois, Andrew J. Filipowski, Mark Castaneda, Steven D. Devick, Richard A. Brenner and Jerald D. Shadley, who in the aggregate purchased 438,747 of the 981,119 units sold. The price per unit was $7.375 per share, which was the closing price of the Company's Common Stock on September 3, 1999, the final trading day prior to the consummation of the offering. The warrants may be exercised at a price equal to $8.48 per share at any time prior to September 7, 2004. The Company used the proceeds of this offering to pay certain expenses associated with the offering and repay indebtedness. Lunn Partners, LLC, received a placement fee of $120,000 in connection with this offering.

     Pursuant to the terms of the offering, the Company is required to file a registration statement by November 5, 1999 to register the resale of the shares issued in the offering and any shares issued upon the exercise of the warrants. This registration statement will also cover the shares of Common Stock required to be registered pursuant to the terms of the private offering described below.

CONVERTIBLE NOTE AND WARRANT PRIVATE PLACEMENT

     On September 22, 1999, the Company entered into an agreement with two institutional investors (the "Investors") to issue $7,000,000 of 5% Convertible Notes (the "Convertible Notes") and warrants to purchase Common Stock (the "Warrants") in a private placement (the "Convertible Note Offering"). The Company has authorized and reserved for issuance upon the conversion of the Convertible Notes and exercise of the Warrants shares of its Common Stock equal to 200% of the total number of shares issuable upon conversion of the Convertible Notes as of the closing date plus the number of Shares issuable upon the exercise of the warrants. The Convertible Notes have a two year term and bear interest at 5% per annum, payable in full in cash at maturity. The Company may require the holders of the Convertible Notes to convert the principal and interest on the Convertible Notes into Common Stock subject to certain conditions, or upon the occurrence of certain events, the holder may convert the principal and interest on the Convertible Notes into Common Stock. The Convertible Notes convert at the lesser of a fixed conversion price or 95% of the Weighted Average Price of the Common Stock at the time of conversion. The Company will use the $7.0 million of proceeds from this offering to pay expenses associated with the offering, reduce indebtedness, acquire assets and for working capital and general corporate purposes. Upon the repayment of $2.6 million of the indebtedness of its wholly owned subsidiary, USA Leasing, L.L.C. to Bank of America, the bank will release Billy D. Prim, Andrew J. Filipowski, Craig J. Duchossois and Peer Pedersen from their $650,000 guarantees of such indebtedness.

     The following is a summary of the material terms of the Convertible Note Offering, which terms are qualified by reference to the full text of the underlying documents which are filed as exhibits to this Form 8-K. The underlying documents for the Convertible Note Offering are a securities purchase agreement ("Securities Purchase Agreement") and a registration rights

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agreement ("Registration Rights Agreement") by and between the Company and the
Investors and a convertible note ("Convertible Note") made by the Company all filed as exhibits to this Form 8-K. In addition, a Form of Warrant is also filed as an exhibit to this Form 8-K. All capitalized terms used but otherwise not defined herein have the meanings ascribed to those terms in the transaction documents.

THE CLOSINGS. At the initial closing of the transaction (the "Initial Closing"), the Investors purchased Convertible Notes in the aggregate principal amount of $7,000,000. The Company also issued the Investors warrants to purchase in the aggregate 332,203 shares of Common Stock. The warrants are exercisable for five years at an exercise price of $8.48 per share. In the future, the Company may also require the Investors to purchase in up to two additional closings Convertible Notes in an amount equal in the aggregate to at least $1,000,000 but not more than $4,900,000 if certain conditions are met. The Investors' obligation to purchase additional Convertible Notes is conditioned upon (a) the effectiveness of a registration statement with the Securities and Exchange Commission ("SEC") covering the resale of the shares of Common Stock issuable upon conversion or exercise of the Convertible Notes and the Warrant issued at the Initial Closing and shares to be issued upon the conversion of any notes or exercise of warrants issued at any subsequent closing, (b) the Company's Common Stock is listed with The Nasdaq Stock Market ("Nasdaq") or the New York Stock Exchange, (c) the Company shall not have consummated a Change of Control or defaulted under the terms of the Securities Purchase Agreement or Convertible Notes, (d) the stock price of the Common Stock shall be at least $8.50 per share (adjusted for stock splits, combinations and recapitalizations effected after the closing date), (e) the Company shall have converted at least $1,750,000 of the balance of the initial Convertible Note into common stock, (f) the Company shall have received stockholder approval of the issuance of the Conversion Shares and Warrant Shares as required by the Securities Purchase Agreement and
(h) the satisfaction of certain other terms and conditions, all as more fully set forth in the Securities Purchase Agreement.

CONVERSION. The principal and accrued interest on the Convertible Notes is convertible, in whole or in part, by dividing the amount to be converted (the "Conversion Amount") by the lesser of (i) a "fixed conversion price", or (ii) a "variable conversion price". The fixed conversion price shall equal $20.00 per share. The variable conversion price shall equal 95% of the dollar volume-weighted average price for the Common Stock on Nasdaq (as reported by Bloomberg Financial Markets through its "Volume at Price" function) on the conversion date (the "Variable Conversion Price"). For a period of 18 months, the Convertible Notes may not be converted unless: (a) the Company, subject to certain exceptions, requires conversion, (b) the Common Stock is not listed or quoted on Nasdaq or The New York Stock Exchange ("NYSE"), or has been suspended from trading for more than one day, (c) a Change of Control or Triggering Event or Event of Default shall have occurred or be pending, (d) the Company issues or sells or is deemed to have issued or sold any Convertible Securities that are convertible into or exercisable or exchangeable for shares of Common Stock at a variable price, (e) the Company fails to pay any redemption amount or issue any shares upon a conversion of the Convertible Notes or exercise of the Warrants,
(f) the Company issues additional shares of Common Stock or securities convertible into Common Stock other than (i) up to 500,000 shares issuable in connection with acquisitions at a value per share equal or greater than the market price of the Common Stock, (ii) shares issuable upon the exercise of employee,

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director and distributor options and outstanding warrants, or (g) with respect to the conversion of up to 25% of the total amount outstanding on the Convertible Notes, if on or after the date which is 15 months after the Initial Closing at least 75% of the aggregate original principal amounts of all Notes remains outstanding. Upon the occurrence of any events in (b) through (g) above, the holder of the Convertible Note may elect to convert all or any portion of the Note into Common Stock. "Triggering Events" include the Company's: (a) failure to register the shares issuable upon conversion of the Convertible Notes or Warrants within 155 days after the Initial Closing, (b) failure to maintain the effectiveness of such registration statement, (c) Common Stock not being listed or quoted on Nasdaq or the NYSE, (d) failure to issue any Common Stock upon conversion as required, (e) inability to issue any shares of Common Stock as a result of restrictions on the issuance of shares under Nasdaq rules or (f) failure to seek the consent of its stockholders to the issuance of Common Stock upon conversion of the Convertible Notes and Warrants before January 31, 2000. Upon the occurrence of a Triggering Event, in addition to converting the balance of their Note into Common Stock, the holders of Convertible Notes could require the Company to redeem all of the remaining principal and interest at a price equal to 120% of the outstanding balance. In the event that the Company or its transfer agent do not timely effect a conversion of the Convertible Notes, the Company is subject to certain liquidated damage penalties including reductions in the Variable Conversion Price, adjustments to the applicable fixed conversion price and certain other penalties as more fully described in the Convertible Note.

The holders of the Convertible Notes are prohibited from converting their notes if after giving effect to such conversion the holder would beneficially own in excess of 4.99% of the outstanding shares of Common Stock of the Company following such conversion. In addition, the Convertible Notes are subordinate subject to certain exceptions, to up to $25 million of the Company's indebtedness to Bank of America.

The following risks are associated with Convertible Note conversions:

     . Because the Variable Conversion Price of the Convertible Notes is a function of the market price of the Common Stock upon conversion, the lower the price of the Common Stock at the time the holder converts, the greater the number of shares of Common Stock received upon conversion;

     . To the extent that Common Stock received upon conversion is sold into the market, and disregarding the manner in which such shares are sold as well as any other factors such as reactions to the Company's operating results and general market conditions which may be operative in the market at such time, such sales may cause a decrease in the market price of the Common Stock, which in turn, relative to additional conversions of the Convertible Notes and Warrants, would reduce the Variable Conversion Price and increase the number of shares of Common Stock issued upon conversion of the Convertible Notes and available for sale into the market for the Common Stock;

     . Short sales of the Common Stock may accompany conversions and sales of Common Stock from conversions, which sales in the

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          aggregate could cause downward pressure upon the price of the Common
          Stock, excluding the effect of other market factors possibly operative at the time; and

     . Conversions of the Convertible Notes may result in substantial dilution of the interests of the other holders of Common Stock. In this regard, the ownership limitation which prohibits the purchasers from owning more than 4.99% of the Common Stock of the Company only applies to shares of Common Stock held at one time and does not prevent purchasers from converting and selling some of their holdings and then later converting the rest of their holdings.

     . The Common Stock could be delisted by Nasdaq in the event that the Company's stock price decreases below the $1 minimum bid price as required by Nasdaq or the Company otherwise fails to satisfy the minimum listing requirements of Nasdaq. In such an event, should such a delisting extend for five or more consecutive trading days, a Triggering Event would occur and the holders of the Convertible Notes could require the Company to redeem the outstanding shares of Convertible Notes.

INTEREST. The outstanding principal balance on the Convertible Notes bears interest at 5% per annum. Interest accrues until paid in full. After and during the continuance of an event of default, the Convertible Notes bear a default rate of interest equal to 18%.

REGISTRATION OF SHARES; POSSIBLE ADJUSTMENT OF CONVERSION PRICE AND EXERCISE PRICE. The Company is required to register with the SEC the resale of at least 200% of the number of shares of Common Stock issuable upon conversion of the Convertible Notes and exercise of the Warrants and conversion of any Convertible Notes or exercise of any warrants to be issued in any subsequent closing. The number of shares is based on the Conversion Price at the time of the filing of the registration statement. The Company has agreed to use its best efforts to file the initial registration statement as soon as possible but no later than 60 days after the Initial Closing and have the registration statement declared effective by the SEC no later than 135 days after the initial closing (the "Scheduled Effective Date"). In addition, during the period the registration statement is effective, the Company has agreed that the resale of at least 150% of the shares issuable upon conversion of the Convertible Notes and the resale of at least 100% of the shares of Common Stock issuable upon exercise of the warrants will remain registered under the registration statement.

OTHER TERMS. The transaction documents relating to the Convertible Notes also contain certain other representations, warranties, agreements, and indemnification obligations of the Company. The operative agreements also contain (i) a right of first refusal in favor of the investors which applies to certain private equity financings of the Company and (ii) prohibit the Company from entering into certain related party transactions. The Convertible Notes and Warrants are also subject to antidilution provisions which are triggered in the event of certain stock splits, recapitalizations, or other dilutive transactions, as well as issuances of Common

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Stock at a price below the market price or the fixed conversion price in effect, or the issuance of warrants, options, rights, or convertible securities which have an exercise price or conversion price less than the market price on the date of issuance or the fixed conversion price, other than for certain previously outstanding securities and certain excluded securities. In the event that the Company issues securities in the future which have a conversion price or exercise price which varies with the market price and the terms of such variable price are more favorable than the Variable Conversion Price in the Convertible Notes, the purchasers may elect to substitute the more favorable variable price when making conversions of the Convertible Notes.

WARRANTS. In connection with the closings of the Convertible Notes, the Company will issue warrants to purchase Common Stock which at the time of issuance has a market value (as determined using the average of the closing share price for the ten days prior to the closing) equal to 35% of the principal value of the Convertible Notes. The warrants may be exercised over five years. At the Initial Closing, the Company will issue the Investors warrants to purchase in the aggregate 332,203 shares of Common Stock at an exercise price of $8.48 per share. The warrants expire on September 23, 2004. The warrants are subject to certain antidilution provisions in the event the Company sells Common Stock or securities convertible or exercisable into Common Stock at a price less than the exercise price of such warrants or the market price of the Common Stock.

BISON VALVE ACQUISITION.

On September 17, 1999, the Company completed the acquisition of certain assets related to the overfill protection device ("OPD") developed, manufactured for and marketed by Bison Valve, L.L.C. The purchase price included $1.123 million in cash, the offset of $732,190.23 in principal and accrued interest due to the Company under a convertible note and a ten-year warrant to purchase 100,000 shares of the Company's Common Stock at an exercise price equal to $7.40 per share. The acquired assets included OPD inventories, molds, dies, and all intellectual property relating to the OPD developed by Bison Valve and its manager, Michael A. Waters, which includes two patent applications on the OPD. The net book value of the assets acquired and the purchase price paid did not exceed 10 percent of the book value of the Company's assets nor does the acquisition involve a business which is significant as defined in Rule 11-01 of Regulation S-X.

An OPD is a device which fits inside of the valve of a grill cylinder and prevents the overfilling of the cylinder by automatically cutting off the flow of liquid propane gas after the amount in the cylinder reaches a certain level. Current guidelines issued by the National Fire Protection Association require that all grill cylinders produced or recertified after September 30, 1998, and all grill cylinders refilled after April 1, 2002, must be fitted with an OPD. The Company believes there are 50 million grill cylinders in use today that must be upgraded or replaced with an OPD-equipped cylinder.

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Item 7.   Exhibits.
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     4.1  Registration Rights Agreement among the Company and the purchasers of
Common Stock and Warrants dated September 7, 1999.

     4.2 Registration Rights Agreement among the Company and the Buyers of its Convertible Notes dated September 20, 1999.

     4.3 Amendment to Amended and Restated Registration Rights Agreement among the Company and certain holders of its common stock dated September 7, 1999.

     4.4 Form of Warrant to Purchase Common Stock of the Company issued to purchasers of the Company's Common Stock in its private offering dated September 7, 1999.

     4.5 Form of Warrant to Purchase Common Stock of the Company issued to purchasers of the Company's Convertible Notes on September 20, 1999.

     4.6  Form of Warrant issued to Michael A. Waters dated September 17, 1999.

     10.1 Securities Purchase Agreement among the Company and Promethean Investment Group, L.L.C., dated September 20, 1999.

     10.2 Form of Convertible Note issued to purchasers of the Company's Convertible Notes on September 20, 1999.

     10.3 Asset Purchase Agreement among the Company, Bison Valve, L.L.C. and Michael A. Waters dated September 17, 1999.

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              BLUE RHINO CORPORATION
                              (Registrant)


                              By: /s/ Mark Castaneda
                                 ------------------------------------
                                 Secretary and Chief Financial Officer

DATED: September 22, 1999

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